Portfolio Recovery Associates Reports Second Quarter 2008 Results

EPS Down 6% to $0.75 as Cash Collections Rise 32% to Record $85.0 Million; Revenue Up 16% to $63.6 Million; Portfolio Acquisitions Total $71.1 Million

NORFOLK, VA -- 07/29/2008 -- Portfolio Recovery Associates, Inc. (NASDAQ: PRAA), a company that purchases, collects and manages portfolios of defaulted consumer receivables and provides a broad range of accounts receivable management services, today reported net income of $11.4 million, or $0.75 per diluted share, for the quarter ended June 30, 2008.

The Company's second-quarter 2008 profit represents a decline of 12% from net income of $13.0 million, or $0.80 per diluted share, in the same period a year earlier.

Total revenue in the second quarter of 2008 increased 16% to $63.6 million, up from $54.8 million in the year-earlier period. Total revenue consists of cash collections reduced by amounts applied to principal on the Company's owned debt portfolios, plus commissions earned from its fee-for-service businesses. During the second quarter of 2008, the Company applied 37.6% of cash collections to reduce the carrying basis of its owned debt portfolios. This included a $4.0 million allowance charge, equivalent to approximately $2.4 million after tax, or 16 cents a diluted share, against certain pools of finance receivables accounts. Amortization was up 940 basis points from 28.2% in Q2 2007.

"Portfolio Recovery Associates continued to make significant strides in positioning the Company for long-term growth during the second quarter. Once again, we had a big quarter in portfolio acquisitions, spending $71.1 million on defaulted debt. We announced our acquisition of the government revenue enhancement firm MuniServices, LLC, which closed on July 1, and completed winding down our contingent-fee collections business, redeploying its collectors to our owned-portfolio workforce. This was all accomplished as we achieved record cash collections of $85 million, even in the face of a weakening economic environment," said Steven D. Fredrickson, Chairman, President and Chief Executive Officer.

Financial and Operating Highlights

--  Cash collections rose 32% to a record $85.0 million in the second quarter of 2008, up from $64.6 million in the year-ago period.  Call center collections and other increased 30%, legal collections grew 7%
    and purchased bankruptcy collections gained 120% when compared with the year-earlier period.

    The table below displays our cash collections by source, by quarter

Cash Collection Source ($ in
 thousands)                    Q22008   Q12008   Q42007   Q32007   Q22007
                               ======== ======== ======== ======== ========
Call Center Collections &
 Other                         $ 48,839 $ 46,702 $ 36,994 $ 37,450 $ 37,464
Legal                            22,471   21,880   20,861   21,384   20,911
Purchased Bankruptcy             13,732   10,820    7,245    6,317    6,231

Cash Collection Source ($ in
 thousands)                    Q12007   Q42006   Q32006   Q22006
                               ======== ======== ======== ========
Call Center Collections &
 Other                         $ 39,241 $ 32,437 $ 32,686 $ 33,736
Legal                            20,844   19,762   19,607   19,058
Purchased Bankruptcy              7,223    6,581    7,390    6,645

--  Productivity, as measured by cash collections per hour paid, the
    Company's key measure of collector performance, finished at $134.56 for the first six months of 2008, down slightly from $135.77 for all of 2007.
    Excluding the impact of trustee remittances from purchased bankrupt accounts, the comparison is $115.71 for the first half of 2008 vs. $123.10 for all of 2007.

--  Revenue was $63.6 million in the second quarter, up 16% from $54.8 million in the same period a year ago.

--  The Company purchased $957 million of face-value debt during the second quarter of 2008 for $71.1 million.  This debt was acquired in 58 portfolios from 21 different sellers.

--  The Company's fee-for-service businesses generated revenue of $10.6 million in the second quarter of 2008, up 26% from $8.4 million in the same period a year ago.

--  On July 1, 2008, the Company completed its acquisition of
    MuniServices, LLC, a revenue enhancement firm based in Fresno, California.
    The transaction was announced on June 24, 2008.

--  The Company's cash balances were $16.3 million as of June 30, 2008, down slightly from $16.8 million as of March 31, 2008.  Also during the quarter, the Company made net draws of $17.5 million on its line of credit, leaving it with $234.3 million in outstanding borrowings at quarter's end.
    Remaining borrowing availability under the line was $105.7 million at quarter's end.

"During the second quarter, Portfolio Recovery Associates made some important gains in operating efficiency. We brought up the productivity of our new Jackson, Tenn., call center, which in June performed at nearly 80% of our top facility. We also continued to address operating expenses, which improved in the quarter as a percentage of cash receipts. Earnings performance was impacted by high amortization expense, which included allowance charges that totaled $4.0 million. Although our 2008 purchases have been outperforming their initial accounting forecasts, we believe current economic conditions guide us toward more prudent accounting projections. In this environment we are generally quick to take allowances when we see weakness but at the same time are generally slower to increase accounting forecasts until trends are especially well established. In aggregate, however, record cash collections and strong portfolio buying highlight the fact that the second quarter represented a very solid performance for the Company," said Kevin P. Stevenson, Chief Financial and Administrative Officer.

The Company's first-half 2008 earnings totaled $23.3 million, or $1.53 per diluted share, compared with $25.9 million, or $1.60 per diluted share, for the first six months of 2007. First-half 2008 revenue was $127.8 million, compared with $108.8 million in the first half of 2007.

Conference Call Information

The Company will hold a conference call with investors tonight, Tuesday, July 29, 2008, at 5:30 p.m. EDT to discuss its second quarter results. Investors can access the call live by dialing 888-680-0865 for domestic callers or 617-213-4853 for international callers using the pass code 45844154.

In addition, investors may listen to the call via a taped replay, which will be available for seven days, by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers using the pass code 53714627. The replay will be available approximately two hours after today's conference call ends. Investors may also listen via webcast, both live and archived, at the Company's website, www.portfoliorecovery.com.

About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates is a full-service provider of outsourced receivables management and related services. The Company's primary business is the purchase, collection and management of portfolios of defaulted consumer receivables. These are the unpaid obligations of individuals to credit originators, which include banks, credit unions, consumer and auto finance companies, and retail merchants. Portfolio Recovery Associates also provides a broad range of collection services, including revenue administration for government entities through its RDS and MuniServices businesses, collateral-location services for credit originators via IGS Nevada, and fee-based collections through Anchor Receivables Management.

Statements herein which are not historical, including Portfolio Recovery Associates' or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including statements with respect to future contributions of IGS Nevada, RDS and MuniServices to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates' presentations and web casts. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company's website, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

                    Portfolio Recovery Associates, Inc.
                 Unaudited Consolidated Income Statements
                 (in thousands, except per share amounts)

                                 Three      Three       Six        Six
                                 Months     Months     Months     Months
                                 Ended      Ended      Ended      Ended
                                June 30,   June 30,   June 30,   June 30,
                                  2008       2007       2008       2007

Revenues:
  Income recognized on finance
   receivables, net             $  53,047  $  46,387  $ 105,675  $  91,853
  Commissions                      10,567      8,389     22,043     16,931
                                ---------  ---------  ---------  ---------

         Total revenues            63,614     54,776    127,718    108,784

Operating expenses:
      Compensation and employee
       services                    20,872     16,681     41,999     33,116
      Outside legal and other
       fees and services           15,118     11,246     29,691     22,683
      Communications                2,403      2,005      5,272      3,889
      Rent and occupancy              869        739      1,707      1,398
      Other operating expenses      1,595      1,478      2,951      2,862
      Depreciation and
       amortization                 1,507      1,362      2,976      2,657
                                ---------  ---------  ---------  ---------

      Total operating expenses     42,364     33,511     84,596     66,605
                                ---------  ---------  ---------  ---------

         Income from operations    21,250     21,265     43,122     42,179

Other income and (expense):
  Interest income                       3        121         33        300
  Interest expense                 (2,649)      (339)    (5,149)      (405)
                                ---------  ---------  ---------  ---------

         Income before income
          taxes                    18,604     21,047     38,006     42,074

         Provision for income
          taxes                     7,178      8,058     14,708     16,204
                                ---------  ---------  ---------  ---------

         Net income             $  11,426  $  12,989  $  23,298  $  25,870
                                =========  =========  =========  =========

Net income per common share:
  Basic                         $    0.75  $    0.81  $    1.53  $    1.62
  Diluted                       $    0.75  $    0.80  $    1.53  $    1.60

Weighted average number of
 shares outstanding:
  Basic                            15,193     16,005     15,182     15,999
  Diluted                          15,268     16,168     15,252     16,154

                    Portfolio Recovery Associates, Inc.
              Unaudited Consolidated Summary Balance Sheets
                 (in thousands, except per share amounts)

                                                    June 30,   December 31,
ASSETS                                                2008         2007
                                                  ------------ ------------

Cash and cash equivalents                         $     16,333 $     16,730
Finance receivables, net                               515,367      410,297
Income taxes receivable                                  3,539        3,022
Property and equipment, net                             17,332       16,171
Goodwill                                                18,620       18,620
Intangible assets, net                                   4,322        5,046
Other assets                                             5,775        6,421
                                                  ------------ ------------

           Total assets                           $    581,288 $    476,307
                                                  ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Accounts payable and accrued liabilities       $     14,110 $     15,345
   Deferred tax liability                               72,577       57,579
   Line of credit                                      234,300      168,000
   Obligations under capital lease                          45          103
                                                  ------------ ------------

        Total liabilities                              321,032      241,027
                                                  ------------ ------------

Stockholders' equity:
   Preferred stock, par value $0.01, authorized
    shares, 2,000, issued and outstanding
    shares - 0                                               -            -
   Common stock, par value $0.01, authorized
    shares, 30,000, issued and outstanding
    shares - 15,197 at June 30, 2008 and 15,159
    at December 31, 2007                                   152          152
   Additional paid-in capital                           73,121       71,443
   Retained earnings                                   186,983      163,685
                                                  ------------ ------------

        Total stockholders' equity                     260,256      235,280
                                                  ------------ ------------

           Total liabilities and stockholders'
            equity                                $    581,288 $    476,307
                                                  ============ ============

                    Portfolio Recovery Associates, Inc.
              Unaudited Consolidated Statements of Cash Flows
                              (in thousands)

                                                  Six Months   Six Months
                                                     Ended        Ended
                                                    June 30,     June 30,
                                                      2008         2007
                                                  -----------  -----------

Cash flows from operating activities:
      Net income                                  $    23,298  $    25,870
      Adjustments to reconcile net income to net
       cash provided by operating activities:
            Amortization of share-based
             compensation                               1,163        1,364
            Depreciation and amortization               2,976        2,657
            Deferred tax expense                       14,998       10,517
            Changes in operating assets and
             liabilities:
               Other assets                               646         (271)
               Accounts payable                           575         (435)
               Income tax receivable                     (517)        (721)
               Accrued expenses                           176          821
               Accrued payroll and bonuses             (1,986)      (1,918)
                                                  -----------  -----------

              Net cash provided by operating
               activities                              41,329       37,884
                                                  -----------  -----------

Cash flows from investing activities:
    Purchases of property and equipment                (3,413)      (3,993)
    Acquisition of finance receivables, net of
     buybacks                                        (163,839)    (102,263)
    Collections applied to principal on finance
     receivables                                       58,769       40,062
                                                  -----------  -----------

              Net cash used in investing
               activities                            (108,483)     (66,194)
                                                  -----------  -----------

Cash flows from financing activities:
    Dividends paid                                          -      (16,070)
    Proceeds from exercise of options                     297        1,298
    Income tax benefit from share-based
     compensation                                         218          952
    Proceeds from line of credit                       83,800       41,000
    Principal payments on lines of credit             (17,500)      (3,000)
    Repurchase of common stock                              -       (5,190)
    Principal payments on long-term debt                    -         (671)
    Principal payments on capital lease
     obligations                                          (58)         (69)
                                                  -----------  -----------

              Net cash provided by financing
               activities                              66,757       18,250
                                                  -----------  -----------

              Net decrease in cash and cash
               equivalents                               (397)     (10,060)

Cash and cash equivalents, beginning of period         16,730       25,101
                                                  -----------  -----------

Cash and cash equivalents, end of period          $    16,333  $    15,041
                                                  ===========  ===========

Supplemental disclosure of cash flow information:
    Cash paid for interest                        $     5,205  $       211
    Cash paid for income taxes                    $         2  $     5,260

Contact:
Investor Relations
757-519-9300 ext. 13010
info@portfoliorecovery.com